Exhibit 99.2
Employment Agreement
     This Agreement is entered into as of February 14, 2007 by and between William Bain (the “Employee”) and PlanetOut Inc., a Delaware corporation (the “Company”).
1)	Duties and Scope of Employment.
a)	Position. For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Employee in the position of Chief Technology Officer or in such other level equal or higher-level position as the Company subsequently may assign to the Employee with the Employee’s agreement. The Employee shall report directly to the Chief Executive Officer (“CEO”), provided, however, that after a Change of Control (as defined below), the surviving entity may have Employee report to such other person as the surviving entity designates (the “Designee”). The Designee’s position shall at least have overall responsibility for the Company’s business post-Change of Control. The Employee’s duties shall include, but are not limited to, those items set forth in Exhibit A of this Agreement, as may be updated from time-to-time as mutually agreed by Employee and Employee’s senior management, provided however that Employee’s duties following such changes shall be commensurate with Employee’s Chief Technology Officer-level or higher-level position with the Company. If the Company’s Board of Directors (the “Board”) designates Employee as a Section 16 officer, the Company will assist Employee and facilitate the Employee’s compliance with applicable Section 16 reporting requirements.

b)	Obligations to the Company. During his Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, the Employee may, during nonworking hours away from the Company’s premises, engage in lawful conduct as an employee, consultant or volunteer for an organization other than the Company (“Other Work”); provided, however, that such Other Work does not include, without limitation, conduct that (i) constitutes a breach of fiduciary duty to the Company, (ii) constitutes a breach of the duty of loyalty to the Company, (iii) constitutes a breach of Employee’s Proprietary Information and Inventions Agreement with the Company, (iv) constitutes a breach of this Agreement, (v) competes with the Company’s business, (vi) knowingly assists any person or entity in competing with the Company, (vii) assists any person or entity in preparing to compete with the Company, or (viii) assists any person or entity in hiring away any employees or consultants of the Company. In the event that the Employee engages in Other Work, the Employee must, at least five (5) business days prior to engaging in lawful conduct in business activities other than the Company’s business, or in charitable and political activities not directly associated with the Company during nonworking hours away from the Company’s premises, notify the Company in writing of the Employee’s activity and purpose of activity, name of employer (if any) or organization, position with respect to the activity or the entity and any potential conflict that may arise from that activity, including the number of hours spent engaging in such activity that may or will detract from the business of the Company. The Employee shall comply with the Company’s written and lawful policies and rules, as they may be in effect from time to time during his Employment.
c)	No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person other than the Company has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer. The Employee agrees to sign the current version of the Company’s agreement related to confidentiality, inventions and related intellectual matters which is attached hereto as Exhibit B and incorporated herein by reference. The Employee further agrees to sign any future version of the Company’s agreement regarding confidentiality, inventions and related intellectual matters if, as a condition of execution, all Section 16 officers of the Company contemporaneously execute any such new agreement.

d)	Commencement Date and Location. The Employee shall officially commence work for the Company on February 14, 2007 (“Commencement Date”) and Employee’s primary workplace shall be located in the San Francisco, California office of the Company.
2)	Cash and Incentive Compensation.
a)	Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate, excluding incentive bonuses that may be approved by the Company’s CEO or Board of at least Two Hundred Fifty Thousand Dollars ($250,000) from the Commencement Date. Such base salary shall be payable in accordance with the Company’s standard payroll procedures (but pro-rata base salary payments to Employee shall occur not less frequently than once per calendar month). The annual base salary specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.” In addition, the Company will (i) if Employee commences his Employment on or before the Commencement Date, pay Employee a signing bonus of twenty-five thousand dollars ($25,000), less applicable taxes and other withholdings, on the next regularly scheduled Company payroll date after the Commencement Date (but not later than March 15, 2007), (ii) if Employee is still employed by the Company on the first anniversary of the Commencement Date, pay Employee an incentive bonus of seventy-five thousand dollars ($75,000), less applicable taxes and other withholdings, on the first regularly scheduled Company payroll date after the first anniversary of the Commencement Date (but not later than March 15, 2008). The Employee will be entitled to receive an evaluation of performance on or about each successive annual anniversary of the Employee’s commencement. All future changes to compensation will be based on the results of evaluations of the Employee’s performance, whether such evaluations are performed annually, or more frequently as may be initiated by the CEO, Board or Designee.

b)	Incentive Bonuses. The Employee shall be eligible to be considered for an annual incentive bonus in 2007 and thereafter. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the CEO, as may be approved by the Board and, after such approval, presented to Employee. The determinations of the Board with respect to such bonus shall be final and binding.

c)	Performance Bonus Options and Stock. Subject to the approval of the Board, the Company may grant the Employee stock options or other equity instruments, from time-to-time, covering the shares of the Company’s equity securities. The terms of such options and other equity instruments shall be as determined by the Board at the time of any such grant. Such terms shall be provided in writing to the Employee at the time of any such grant. Subject to the approval of the Board, at its next regularly scheduled meeting but in any case within thirty (30) days of the Commencement Date, the Employee will be granted fifty thousand (50,000) restricted shares of the Company’s common stock (which are covered by an effective registration statement on Form S-8 under the Securities Act of 1933) under the PlanetOut Inc. 2004 Equity Incentive Plan, with the restrictions lapsing on fifty percent (50%) of such shares on each of the first and second anniversaries of the Commencement Date. Employee at his election may use share withholding by the Company to satisfy any applicable tax withholding upon the vesting dates of these shares. The granted shares also shall be included in, and receive the benefits of, the Company’s Stockholder Rights Plan for so long as such plan is in effect. Subject to approval by the Board, said approval not to be unreasonably withheld, Employee may at his election implement a Rule 10b5-1 trading plan in accordance with the Securities Exchange Act of 1934.
3)	Vacation and Employee Benefits. During his Employment, the Employee shall be eligible for paid time off (“PTO”) in accordance with the Company’s standard policy for similarly situated employees, as it may be amended from time to time, with his accrual at the rate of 8.33 hours per pay period (based on 24 pay periods per year resulting in annual accrual of 200 hours of PTO) with a maximum accrual of 200 hours. During his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan based on the terms of the plan and Company policy. In addition, during his Employment, but only for so long as the Company, in its reasonable discretion, determines that it is cost effective, the Company shall pay for a parking space for the Employee’s sole use in a parking garage close to Employee’s San Francisco, California work office. The Company agrees to indemnify the Employee as set forth in the Indemnity Agreement attached hereto as Exhibit C and incorporated herein by reference. Employee will be covered by any directors and officers liability insurance policy maintained by the Company, solely to the extent of and pursuant to the terms of such policy.
4)	Business Expenses. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall timely reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
5)	Term of Employment.
a)	Background Check. The Company reserves the right to investigate the Employee’s prior employment history, personal references, educational background, and other relevant information that is reasonably available to the Company. The Company may review an applicant’s criminal background, if any, and consumer credit report for employment purposes only concerning credit worthiness, credit standing and credit capacity. If a background check is conducted, the Company will comply with the federal Fair Credit Reporting Act and applicable state laws, including providing the Employee with any required notices or forms. Consistent with these practices, the Employee may be asked to sign an Authorization and Release Form.

b)	Basic Rule. The Company agrees to continue the Employee’s Employment, and the Employee agrees to remain in Employment with the Company, from the Commencement Date until the date when the Employee’s Employment terminates pursuant to this Subsection 5(b) or Subsection 5(c) below. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

c)	Termination of Employment. Subject to any applicable cure periods referred to in Section 6(d)(i), (ii) or (ix), below, if any, Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company notice in writing. To help ensure a smooth transition of Employee’s duties, the Company requests that the Employee provide any such notice at least thirty (30) days prior to the Employee’s desired last day of Employment. The Employee’s Employment shall terminate automatically in the event of his death.

d)	Rights Upon Termination of Employment. Except as expressly provided in Section 6, upon the termination of the Employee’s Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding and ending on the effective date of the termination, except for benefits that by their terms are for periods following such effective date. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee except for (i) Employee’s vested employee benefits, if any, (ii) Employee’s rights to indemnification by the Company as set forth in the Indemnity Agreement attached hereto as Exhibit C and coverage as a beneficiary under a directors and officers liability insurance policy as prescribed by such policy, and, in each case, only to the extent such rights continue beyond Employee’s Employment, (iii) Employee’s rights to COBRA continuation coverage, and (iv) the bonuses specified in Sections 2a(i) and 2a(ii) to the extent they are earned but not paid prior to termination of Employment.

e)	Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee’s obligations under Section 7.
6)	Termination Benefits.
a)	General Release. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Employee (i) has executed a reasonable general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company (provided that the items referenced above in Sections 5(d)(i) through (iii) shall not be released), (ii) has, as part of the general release, agreed to a mutual non-disparagement provision with the Company, and (iii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

b)	Severance Pay.
i)	If, during the term of this Agreement, the Company terminates the Employee’s Employment (including through Constructive Termination, as defined below) for any reason other than Cause or Permanent Disability, then the Company shall (A) pay the Employee his Base Compensation for a period of six (6) months, if such termination occurs within Employee’s first nine (9) months of Employment, or for a period of nine (9) months, if such termination occurs after the date that is nine (9) months after the Commencement Date (in either case, the “Base Continuation Period”), and (B) shall accelerate the vesting of Employee’s outstanding stock options, restricted stock or other equity vesting instruments such that he will become vested in an additional number of shares subject to such stock options, restricted stock or other equity vesting instruments as if the Employee had provided another six (6) months’ service with the Company, if such termination occurs within Employee’s first nine (9) months of Employment, or as if the Employee had provided another nine (9) months’ service with the Company, if such termination occurs after the date that is nine (9) months after the Commencement Date. Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures (but pro-rata Base Compensation payments to Employee shall occur not less frequently than once per calendar month). Notwithstanding anything in this Agreement to the contrary, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and to avoid the imposition of excise taxes, if at the time of termination of Employment, the Company has a class of stock that is publicly traded on an established securities market or otherwise, and Employee is a “specified employee” of the Company within the meaning of section 409A(a)(2)(B)(i) of the code, or any successor provision thereto, any severance payments contemplated hereunder that are otherwise due during the six month period beginning on the date of termination shall be paid instead on the first date of the seventh month following termination or, if earlier, Employee’s date of death (the “Six Months Delay Period”).

ii)	If, within sixteen (16) months following a Change of Control (as defined below) or if in connection with a Change of Control, the Employee’s Employment is terminated (including through Constructive Termination, as defined below) for any reason other than Cause or Permanent Disability, then, subject to the “Parachute Payment” provisions of Subsection (e) of this Section 6 and, further, subject to the Six Months Delay Period, if applicable, the Company shall (A) pay the Employee his Base Compensation for a period of six (6) months following the termination of his Employment, if such termination occurs within the Employee’s first nine (9) months of Employment, or for a period of twelve (12) months, if such termination occurs after the date that is nine (9) months after the Commencement Date (in either case, the “Change of Control Continuation Period”), and (B) accelerate the vesting of any outstanding stock options, restricted stock or other equity instruments such that the Employee will become vested in an additional number of shares subject to such stock options, restricted stock or other equity instrument, as if the Employee had provided another twelve (12) months of service with the Company, if such termination occurs within the Employee’s first nine (9) months of Employment, or accelerate the vesting of any outstanding stock options, restricted stock or other equity instruments such that all such outstanding stock options, restricted stock or other equity instruments are fully vested, if such termination occurs after the date that is nine (9) months after the Commencement Date, and (C) pay Employee the incentive bonus referred to in Section 2(a)(ii) herein within thirty (30) days of the termination of Employee’s Employment but in no case later than March 15, 2008, if such incentive bonus has not been previously paid. Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures (but pro-rata Base Compensation payments to Employee shall occur not less frequently than once per calendar month).

iii)	Definition of “Constructive Termination.” For all purposes under this Agreement “Constructive Termination” shall mean that the Employee’s resignation within sixty (60) days following (A) a material reduction or change in title, job duties, authority, responsibilities or job requirements inconsistent with Employee’s position with the Company to which the Employee has not agreed in writing; (B) any reduction of Employee’s Base Compensation to which the Employee has not agreed in writing; (C) any elimination of a material health, dental, insurance or other similar benefit or perquisite provided to the Employee pursuant to employment with the Company to which the Employee has not agreed in writing unless such material benefit or perquisite is being eliminated for all Employees in comparable positions or Employee’s class due to a reasonable business need or condition; (D) a relocation of place of employment more than sixty (60) miles from San Francisco, California; (E) the Company’s failure to cure any material breach by it of the terms of this Agreement within thirty (30) days following written notice from the Employee to the Company’s Board; or, (F) the actual occurrence of any “constructive termination” of the

Employee by the Company under California law. The provisions of subparts (A) through (C) of this subparagraph b(iii) shall not apply if any Cause (as defined in subparagraph (d) below) has occurred, and which has not been cured.

iv)	Definition of “Permanent Disability.” For all purposes under this Agreement, “Permanent Disability” shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than ninety (90) consecutive days (or such longer period as may be required by law) as the result of his incapacity due to physical or mental injury, disability or illness.

v)	Definition of “Change of Control.” For all purposes under this Agreement, “Change of Control” shall mean (A) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets.

vi)	409A. Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 6, Employee’s Employment with the Company shall be considered to have terminated only if (i) Employee provides no further services for the Company in any capacity following the termination, or (ii) there is otherwise a “separation from service” within the meaning of section 409A(a)(2)(A)(i) of the Code. For purposes of the foregoing, Employment shall not be considered terminated while Employee is on a bona fide leave of absence (a) if Employee’s right to reemployment is provided by statute or contract, or (b) if no such right exists, until six months following the start of any such period of leave of absence.
c)	Health Insurance. If Subsection (b) above applies, and if the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his Employment, then the Company shall pay the Employee’s monthly premium under COBRA until the earliest of (i) the close of the Base Continuation Period or Change of Control Continuation Period, as applicable, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment.
d)	Definition of “Cause.” For all purposes under this Agreement, “Cause” shall mean:
i)	Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company (attached hereto as Exhibit B), or any other written agreement between the Employee and the Company, without Employee’s satisfactory and reasonable cure within thirty (30) days of Employee’s receipt of written notice from the Company of such failure to comply, provided that such notice by Company to

Employee shall specify the material breach(es) or compliance issues and delineate the performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure, and provided further that no such cure period shall be applicable if said material breach falls within the definition of Sections 6(d)(iii)-(viii);

ii)	Any material failure to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Employee’s Employment, which adversely impacts any aspect of the business or personnel of the Company without Employee’s satisfactory and reasonable cure within thirty (30) days of Employee’s receipt of written notice from the Company of such failure to comply, provided that such notice by Company to Employee shall specify the material failure(s) to comply and delineate the performance improvements, modifications or action items necessary for Employee to effect a satisfactory and reasonable cure, and provided further that no such cure period shall be applicable if said material failure to comply falls within the definition of Sections 6(d)(iii)-(viii);

iii)	Conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

iv)	Threats or acts of violence or unlawful harassment directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company or directed to the Company;

v)	The sale, possession or use of illegal drugs on the premises of the Company or of a customer or business partner of the Company or when engaged in the business of the Company at Company events, Company sponsored events and at any other events, premises and venues at which the Employee is engaged in the business of the Company;

vi)	Misappropriation of the assets of the Company or other acts of dishonesty;

vii)	Illegal or unethical business practices;

viii)	Gross misconduct or gross negligence in the performance of duties assigned to the Employee under this Agreement; or

ix)	Failure to perform reasonable and lawful duties assigned to the Employee under this Agreement without Employee’s satisfactory and reasonable cure within sixty (60) days of Employee’s receipt of written notice from the Company of such failure to perform, provided that such notice by Company to Employee, for which no such cure period shall be applicable if said failure to perform reasonable and lawful duties falls within the definition of Sections 6(d)(iii)-(viii), above, shall specify the failure(s) to perform and delineate the modifications or action items necessary for Employee to effect a satisfactory and reasonable cure and further provided that this provision (ix) shall not apply to Employee merely as a result of inadequate or poor performance or results.
e)	Parachute Payments. If any payment or benefit an Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Employee’s stock awards or such other order that results in greatest retained value for Employee.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, group or entity effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Employee within fifteen (15) calendar days after the date on which the Employee’s right to a Payment is triggered (if requested at the time by the Company or the Employee) or such other time as requested by the Company or the Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Employee.
7) Non-Solicitation and Non-Disclosure.
a)	Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Employee’s Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee’s own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company’s affiliates.
b)	Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is attached hereto as Exhibit B and incorporated herein by reference.
8) Successors.
a)	Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

b)	Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
9) Miscellaneous Provisions.
a)	Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

b)	Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

c)	Whole Agreement. This Agreement supersedes any previous offer letters and employment agreements. No other agreements, representations or understandings (whether oral or written and whether express or implied), which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, along with the Company’s 2004 Equity Incentive Plan, and any applicable Stock Option Grants and Stock Option Agreements or Restricted Stock Awards or Restricted Stock Award Agreements evidencing Stock Options or Restricted Stock Awards which may be granted to Employee by the Company during his Employment contain the entire understanding of the parties with respect to the subject matter hereof.
d)	Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

e)	Choice of Law and Severability. This Agreement is executed by the parties in the State of California and shall be interpreted in accordance with the laws of such State (except its provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

f)	Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee’s Employment or the termination thereof, shall be settled in San Francisco, CA, by arbitration before a single neutral arbitrator in accordance with the Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company will pay all costs unique to arbitration, including the cost of the arbitrator. The Company shall also reimburse Employee, to the fullest extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of or in connection with or arising out of such arbitration; provided that such reimbursement shall only become payable, if at all, at such time as the arbitrator or other person(s) presiding over the arbitration affirmatively finds that the Employee “prevailed” in the arbitration. Each of the Company and the Employee agree that such arbitrator or other person shall be instructed to make a determination as to whether the Company or the Employee “prevailed” in the arbitration. The parties hereby agree to waive their right to jury trial to the extent permitted by law.

g)	No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that is not insolvent and that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
h)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i)	No Mitigation/Offset. In the event of any termination of Employment, Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement. No amounts payable under this Agreement shall be subject to reduction or offset in respect of any claims which the Company or any of its subsidiaries or affiliates (or any other person or entity) has or may have against Employee.
          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

By	/s/ William Bain
William Bain

PlanetOut Inc.

By	/s/ Karen Magee
Karen Magee
Chief Executive Officer

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Exhibit A
EMPLOYEE DUTIES
1.	Responsible for leading the Company’s technology systems, operations, and staff including technology operations, engineering operations, and technical quality assurance and, at least initially, the company’s technology program management operations.
2.	Provide the leadership and direction necessary to improve the overall software delivery processes, technical infrastructure and establish strong peer relationships to significantly boost the product delivery capabilities of the business.
3.	Focus on transitioning the technology organization into a strong and capable team focused on quality and rapid product delivery, applying deep technical understanding to making tough decisions and ensuring accountability for all deliverables.
4.	Primary management responsibility for strategy and tactical implementation for the Company’s overall technology and technology development efforts. These efforts shall be in support of the Company’s overall strategic and business development.
5.	Primary responsibility for all short- and long-term strategic business planning for the Company’s technology efforts including operational budgeting and planning, labor allocations, capital expenditures and technology resource allocations. Develop and implement short- and long-term business plans and budgets for the Company’s technology systems, operations and staff.
6.	Participate in strategy, planning and technical meetings with business and technical leaders to identify best practices and opportunities for process improvement.
7.	Work with company leaders to set corporate objectives and priorities, including both long-term strategic planning and shorter-term tactical development. Interface regularly with the Company’s other business leaders to ensure cohesive company strategy, identify areas for cross-promotion opportunities, and work toward increased synergies.
8.	As a leader, with integrity, wisdom and prudence, interacting with, communicating to, helping to educate and to develop up-line and down-line management, peer management, and non-reporting staff throughout the Company to the benefit of all Company individuals and the business as a whole.
9.	Adhere, promote, guide, mentor and coach others according to the “How We Act” guidelines
10.	Represent the Company and its employees in formal and informal communications and presentations, on panels, with the press, in the field, with clients and other business partners, and in all other business-related circumstances, with the highest attainable form of professionalism, integrity, honesty, and sincerity in the desire to serve, provide service, and relate information, and in all other forms of communication and presentation.
11.	Responsibilities as further defined in written job descriptions and other roles and responsibilities memoranda.

EXHIBIT B
PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
The following memorializes the understanding of the parties and confirms an agreement between me, William Bain, and PlanetOut Inc. and any direct or indirect subsidiaries thereof (collective, the “Company”) entered into and effective as of February 14, 2007, the first date of my employment by Company. I acknowledge that this Proprietary Information and Inventions Agreement (the “Agreement”) is a material part of the consideration for my employment by Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.
1)	Company shall own all right, title and interest (including patent rights, copyrights, trademark or trade secret rights, mask work rights, “sui generis” database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (attached hereto as Appendix A) (collectively, the “Inventions”) and I will promptly disclose all Inventions to Company. I will also disclose anything I believe is excluded by Labor Code Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact to act for and on my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If anything created by me prior to my employment relates in any way to Company’s actual or proposed business, I have listed it on Appendix B. If I use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company, Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sub-licensable right and license to exploit and exercise all such confidential information and intellectual property rights.

2)	To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.
3)	I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

4)	Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

5)	I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

6)	I agree that this Agreement is not an employment contract for any particular term and, subject to the provisions of Sections 5 and 6 of my February 14, 2007 Employment Agreement with the Company, I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement.

7)	I agree that my obligations under paragraphs 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

8)	Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.
I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

/s/ William Bain Employee Signature Date

William Bain Employee Name (Printed)
Accepted and Agreed to:
PlanetOut Inc.

By	/s/ Karen Magee Chief Executive Officer

APPENDIX A
California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.
(a)	Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for his employer.
(b)	To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT C
INDEMNITY AGREEMENT
[previously filed]